State of Florida	Rev. 133C6AE
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of the 10 day of May, 2020 (the “Effective Date”) by and between OBITX, INC., A Delaware corporation (the “Seller”) and FIRST BITCOIN CAPITAL CORP, a Canada company (the “Buyer”).

WHEREAS, the Seller owns assets known as the 420 Cloud social media software platform (the “Merchandise”).

WHEREAS, the parties intend that the Seller shall sell to the Buyer the Merchandise for the price, terms and conditions described below, and pursuant to the attachments and exhibits, if any, annexed to this main document.

NOW THEREFORE, for the reasons set forth, and in consideration of the mutual covenants and promises of the parties hereto, and intending to be legally bound, the Seller and the Buyer agree as follows:

1. Sale of Merchandise.  On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase and acquire from the Seller all rights, title and interests of the Seller in and to the Merchandise, adherent to Exhibit A attached hereto.

2. Merchandise Warranties.  The Merchandise is sold “AS IS” with no warrants to merchantability.

3. Purchase Price.  The purchase price shall be $1,900,000.

a)     Payment shall be made with $500,000 worth of BIT token cryptocurrencies delivered to an e-wallet determined by the Seller.  The final payment of $1,400,000 shall be a convertible promissory note (attached hereto as Exhibit A) with all the rights and privileges as identified in the note.

4. Closing Date.  The sale and transfer of assets and the closing under this Agreement shall take place on May 11, 2020. At that time, Seller shall deliver possession of the tangible property and all assets included in the sale to the Buyer and all other instruments and documents necessary to transfer the Merchandise and assets to Buyer. Seller shall at that time execute and deliver all papers and instruments suitable for filing and/or which are necessary to transfer ownership of the Merchandise to Buyer, and Seller shall thereafter cease to use said merchandise in any manner or purpose. When that delivery is made to Buyer, Buyer shall have exclusive ownership and possession of the Merchandise. Seller shall have a right to a lien on the Merchandise until the Merchandise has been fully paid for by the Buyer, or if there has been an agreement to modify the terms of this Agreement.

5. Representations and Warranties of Seller.  Seller represents and warrants that:

(a)   Seller is duly qualified and organized, and is validly existing and in good standing, under the laws of its state of formation.

(b)   Seller has the requisite power and authority to enter into and perform under this Agreement.

(c)   Seller is the owner of and has good and marketable title to the property involved in this sale, free of all restrictions on transfer or assignment and all encumbrances except for those that are set forth in this Agreement.

(d)   Seller is not required to acquire any consents, approvals or authorizations by any governmental authority to execute, deliver and perform its obligations under this Agreement.

(e)   The execution and delivery of this Agreement by Seller will not conflict with or result in a violation of or default under any material agreements to which Seller is a party or create a lien upon the Merchandise.

(f)    There are no proceedings, judgments, or liens are now pending or threatened against Seller or against the Merchandise.

(g)   Seller has complied with all applicable federal, state, and local statutes, laws, and regulations affecting Seller’s properties or the operation of Seller’s Merchandise, and Seller has received no notice of a violation or citation same from any governmental agencies.

(h)   Seller has not otherwise contracted to sell, pledge, or mortgage all or part of the Merchandise.

(i)    Seller has presented to Buyer true, complete, and correct information and documents regarding the Merchandise, and none of the information contains an untrue statement of material fact or omits to state a material fact.

6. Representations and Warranties of Buyer.  Buyer represents and warrants that:

(a)   Buyer is duly qualified and organized, and is validly existing and in good standing, under the laws of the country of Canada.

(b)   Buyer has the requisite power and authority to enter into and perform under this Agreement.

7. Notices. All notices given under this Agreement must be in writing. A notice is effective upon receipt and shall be sent via one of the following methods: delivery in person, overnight courier service, certified or registered mail, postage prepaid, return receipt requested, addressed to the party to be notified at the address stated in this Agreement, or as designated by either party upon reasonable notice to the other party.

8. Amendment. This Agreement may be amended or modified only by a written agreement signed by both of the parties.

9. Survival of Terms. All covenants, warranties, and representations herein shall survive this Agreement and the closing date.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Neither party may assign its rights or delegate its duties under this Agreement without the other party’s prior written consent.

11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflict of laws.

12. Disputes. Any dispute arising from this Agreement shall be resolved through mediation. If the dispute cannot be resolved through mediation, then the dispute will be resolved through binding arbitration conducted in accordance with the rules of the American Arbitration Association.

13. Attorneys’ Fees. If either Party brings legal action to enforce its rights under this Agreement, the prevailing party will be entitled to recover from the other Party its expenses (including reasonable attorneys’ fees) incurred in connection with the action and any appeal.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

15. Headings. The section headings herein are for reference purposes only and shall not otherwise affect the meaning, construction or interpretation of any provision in this Agreement.

16. No Waiver. No Party shall be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing.

17. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal and enforceable as though the invalid, illegal or unenforceable part had not been included in this Agreement.

18. Entire Agreement. This Agreement and the attachments and any associated documents represent the entire agreement between the parties, and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments or documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Gregory Rubin	Gregory Rubin, CEO, First Bitcoin Capital
Buyer Signature	Buyer Full Name

/s/ Michael Hawkins	OBITX, Inc. – Michael Hawkins, CEO
Seller Signature	Seller Full Name